                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           CULLEN/FROST BANKERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              [CULLEN FROST LOGO]

                            100 WEST HOUSTON STREET
                            SAN ANTONIO, TEXAS 78205

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2002
--------------------------------------------------------------------------------

To the Shareholders of
CULLEN/FROST BANKERS, INC.:

     The Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. ("Cullen/Frost") will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Wednesday, May 22, 2002, at 10:00 a.m., San Antonio time, for the following purposes:

        1. To elect five Directors to serve until the 2005 Annual Meeting of Shareholders;

        2. To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2002; and

        3. To transact any other business that may properly come before the meeting.

     You must be a stockholder of record at the close of business on April 5, 2002, to vote at the Annual Meeting. In order to hold the meeting, holders of a majority of the outstanding shares must be present either in person or by proxy.

     Your vote is important, so please promptly complete and return the enclosed proxy card in the postage prepaid envelope provided.

     All shareholders are cordially invited to attend the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /S/ STAN McCORMICK
                                            STAN McCORMICK
                                            Corporate Secretary

Dated: April 18, 2002
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              ---------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................      Cover
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS......          1
ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)................        2-5
GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS............          6
MEETINGS AND COMMITTEES OF THE BOARD........................        7-8
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............          8
  1. Board Compensation and Benefits Committee Report on
     Executive Compensation.................................       8-10
  2. Compensation and Benefits Committee Interlocks and
     Insider Participation in Compensation Decisions........         10
  3. Summary of Cash and Certain Other Compensation.........      11-12
  4. Other Plans and Agreements.............................      12-14
  5. Executive Stock Ownership..............................      14-15
PERFORMANCE GRAPH...........................................         15
PRINCIPAL SHAREHOLDERS......................................         16
TRANSACTIONS WITH MANAGEMENT AND OTHERS.....................         16
SELECTION OF AUDITORS (ITEM 2 ON PROXY CARD)................         17
AUDIT COMMITTEE REPORT......................................         17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....         18
SHAREHOLDER PROPOSALS.......................................         18
OTHER MATTERS...............................................         18
ANNEX A -- AUDIT COMMITTEE CHARTER..........................    A1 - A2

--------------------------------------------------------------------------------

                              [CULLEN FROST LOGO]

                            100 WEST HOUSTON STREET
                            SAN ANTONIO, TEXAS 78205

--------------------------------------------------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2002
--------------------------------------------------------------------------------

                      SOLICITATION AND REVOCATION OF PROXY

     The Board of Directors of Cullen/Frost Bankers, Inc. ("Cullen/Frost" or the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on May 22, 2002. This Proxy Statement and the accompanying proxy card will be mailed to shareholders beginning on or about April 18, 2002.

     The Company will pay for solicitation of these proxies for the Annual Meeting. The Directors, officers, and employees of Cullen/Frost may solicit proxies by mail, telephone, telegram, facsimile, or in person. Cullen/Frost has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $6,500.00, plus out-of-pocket expenses. Cullen/Frost has requested that brokers, nominees, fiduciaries, and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/Frost Common Stock. Cullen/Frost will reimburse these persons for their out-of-pocket expenses.

     All shares of Cullen/Frost Common Stock represented by properly executed proxies, if returned in time, will be voted at the meeting in accordance with the proxy's instructions. If no direction is given, proxies will be voted for all proposals listed on the proxy and in the discretion of persons named on the proxy with respect to any other business properly coming before the meeting. If authority to vote on any matter is withheld, the shares will still be counted for determining the number of shares present at the meeting.

     A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Company's principal executive office. In particular, the notice should be addressed to the Secretary of Cullen/Frost, Stan McCormick, 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the meeting may vote by ballot at the meeting if desired, and such vote will cancel any proxy vote previously given.

                              VOTING OF SECURITIES

     The only class of voting securities of Cullen/Frost outstanding and entitled to vote at the meeting is Common Stock, par value $0.01 per share. On April 5, 2002, there were outstanding 51,189,891 shares of Common Stock, with each share entitled to one vote. A quorum of shareholders is required to hold a valid meeting. If the holders of at least a majority of the issued and outstanding shares are present or represented by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum.

     Directors are elected by a plurality of the votes cast at the meeting. With respect to any other matter, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at the meeting will be the act of the shareholders, unless otherwise provided in Cullen/Frost's Articles of Incorporation, Bylaws or applicable law.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)
                             ----------------------

     The Company's Bylaws provide for a classified Board of Directors. Directors are assigned to one of three classes, and all classes are as equal in number as possible. The term of office of Class I will expire at the 2003 Annual Meeting, and the term of office of Class II will expire at the 2004 Annual Meeting. The term of office of Class III expires at this 2002 Annual Meeting.

     Of the six directors assigned to Class III, five have been nominated to serve for a new three-year term. These persons are: Mr. R. Denny Alexander, Mr. Eugene H. Dawson, Sr., Mr. Ruben M. Escobedo, Mr. Joe R. Fulton and Mrs. Ida Clement Steen. Mr. Bob W. Coleman is not standing for re-election and will be retiring from the Board of Directors after the Annual Meeting pursuant to the Board of Directors' retirement age policy. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.

     The tables below provide information about each nominee and about each Director whose term continues after the meeting.

NOMINEES FOR TERM EXPIRING IN 2005:
CLASS III
---------

                                                                              SHARES OWNED(1)(2)
                                                                           ------------------------
                                                                           AMOUNT AND
                                                                           NATURE OF
                                     PRINCIPAL OCCUPATION      DIRECTOR    BENEFICIAL
           NAME             AGE     DURING PAST FIVE YEARS      SINCE      OWNERSHIP        PERCENT
           ----             ---     ----------------------     --------    ----------       -------
R. Denny Alexander........  56    Investments; former            1998         164,612(3)    0.31%
                                  Chairman, Overton Bank &
                                  Trust and Director,
                                  Overton Bancshares, Inc.
                                  (merged with Cullen/Frost)
Eugene H. Dawson, Sr. ....  67    Chairman of the Board,         1996          48,403       0.09%
                                  Pape-Dawson Consulting
                                  Engineers
Ruben M. Escobedo.........  64    Certified Public               1996          23,000       0.04%
                                  Accountant
Joe R. Fulton.............  67    Chairman, Fulton               1997          40,000       0.08%
                                  Construction Corporation
Ida Clement Steen.........  49    Investments                    1996          20,300       0.04%

                                             (Table continued on following page)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DIRECTORS WHOSE TERM EXPIRES IN 2004:
CLASS II
--------

                                                                              SHARES OWNED(1)(2)
                                                                           ------------------------
                                                                           AMOUNT AND
                                                                           NATURE OF
                                     PRINCIPAL OCCUPATION      DIRECTOR    BENEFICIAL
           NAME             AGE     DURING PAST FIVE YEARS      SINCE      OWNERSHIP        PERCENT
           ----             ---     ----------------------     --------    ----------       -------
Royce S. Caldwell.........  63    Former Vice Chairman, SBC      1994          18,800       0.04%
                                  Operations, SBC
                                  Communications Inc.
Richard W. Evans, Jr. ....  55    Chairman of the Board,         1993         489,728(4)    0.93%
                                  Chief Executive Officer,
                                  and President of
                                  Cullen/Frost; Chairman of
                                  the Board and Chief
                                  Executive Officer of The
                                  Frost National Bank, a
                                  Cullen/Frost Subsidiary
T. C. Frost...............  74    Senior Chairman of the         1966       1,533,629(4,5,6) 2.92%
                                  Board of Cullen/Frost
Preston M. Geren III......  50    Special Assistant to the       2001         246,590(7)    0.47%
                                  Secretary of Defense;
                                  Attorney; Former
                                  Management Consultant,
                                  Public Strategies, Inc;
                                  Former U.S. Congressman,
                                  12th District of Texas
Karen E. Jennings.........  51    Senior Executive Vice          2001           4,100       0.01%
                                  President Human Resources,
                                  SBC Communications Inc.
Richard M. Kleberg, III...  59    Banking and Investments        1992          26,400       0.05%
Horace Wilkins, Jr. ......  51    Former President, Special      1997          18,400       0.04%
                                  Markets, SBC
                                  Communications Inc.;
                                  former Regional President,
                                  Southwestern Bell
                                  Telephone Co.

                                             (Table continued on following page)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DIRECTORS WHOSE TERM EXPIRES IN 2003:
CLASS I
-------

                                                                                 SHARES OWNED(1)(2)
                                                                           -------------------------------
                                                                           AMOUNT AND
                                                                           NATURE OF
                                     PRINCIPAL OCCUPATION      DIRECTOR    BENEFICIAL
           NAME             AGE     DURING PAST FIVE YEARS      SINCE      OWNERSHIP               PERCENT
           ----             ---     ----------------------     --------    ----------              -------
Carlos Alvarez............  51    Chairman, President and        2001          10,000              0.02%
                                  Chief Executive Officer of
                                  The Gambrinus Company
Isaac Arnold, Jr. ........  66    Oil, real estate,              1977          45,968              0.09%
                                  investments
Harry H. Cullen...........  66    Oil, real estate,              1993         306,532(8)           0.58%
                                  investments
Patrick B. Frost..........  42    President, The Frost           1997      216,970.69(4,5,9)       0.41%
                                  National Bank, a
                                  Cullen/Frost Subsidiary
James L. Hayne............  68    Managing partner of Catto      1977         162,716(3)           0.31%
                                  & Catto Insurance
Robert S. McClane.........  63    President, McClane             1985          44,160              0.08%
                                  Partners, LLC; Director of
                                  Prodigy Communications;
                                  former President of
                                  Cullen/Frost
Mary Beth Williamson......  69    Education (Consultant)         1996          18,880              0.04%

---------------

(1) Beneficial ownership is as of December 31, 2001 unless otherwise indicated. The owners have sole voting and investment power for the shares of Cullen/Frost Common Stock reported. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2001: Mr.
    T. C. Frost 367,200(5); Mr. R. Denny Alexander 12,000; Mr. Carlos Alvarez 4,000; Mr. Richard W. Evans, Jr. 307,200; Mr. Patrick B. Frost 145,100(5); Mr. Preston M. Geren III 4,000; Ms. Karen E. Jennings 4,000; and Mr. Robert
    S. McClane 12,000; and for each of the other Directors, 18,000. The number of shares of Cullen/Frost Common Stock beneficially owned by all Directors, nominees and named executive officers as a group is disclosed on page 14.

(2) Reflects adjustment for the 2-for-1 stock split in 1996 and 1999.

(3) Disclaims beneficial ownership of shares: Mr. R. Denny Alexander 21,000 shares held in a charitable foundation; Mr. James L. Hayne 125,120 shares due to spouse's investment in a limited partnership.

(4) Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/ Frost Bankers, Inc., for which each beneficial owner has both sole voting and investment power: Mr. T. C. Frost 44,471; Mr. Richard W. Evans, Jr. 34,115; and Mr. Patrick B. Frost 15,309.

(5) Beneficial ownership is as of January 31, 2002.

(6) Includes (a) 707,493 shares beneficially owned by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 334,452 shares beneficially owned by two trusts of which Mr. T.C. Frost is the trustee and (c) 10,174 shares beneficially owned by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager. Also includes 48,684 shares beneficially owned in the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(7) Includes 59,140 shares held by a family limited partnership of which Mr. Preston M. Geren III is a general partner and of which Mr. Preston M. Geren III and his wife are limited partners. Mr. Preston M. Geren III disclaims beneficial ownership of the shares held by such family limited partnership except to the extent of his pecuniary interest therein.

(8) Includes 19,584 shares for which Mr. Harry H. Cullen has shared voting and investment power with others. Also served as a Director of Cullen Bank, a former Cullen/Frost subsidiary, from 1969 to 1993.

(9) Includes (a) 12,270 shares beneficially owned by Mr. Patrick B. Frost's children for which Mr. Patrick B. Frost is the custodian and (b) 630 shares beneficially owned by Mr. Patrick B. Frost's wife. Mr. Patrick B. Frost disclaims beneficial ownership of these shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
               --------------------------------------------------

     No nominee has had any other principal occupation or employment with Cullen/Frost or any of its subsidiaries within the last five years.

     The following are directorships held by nominees and Directors in public companies (other than Cullen/ Frost) or in investment companies:

Mr. Arnold....  Nuevo Energy Co.
Mr.             SABRE Corporation
  Caldwell....
                American Movil, S.A.
                  DeC. V in Mexico
Mr.             Valero Energy Corp.
  Escobedo....
Mr. Geren.....  Anadarko Petroleum Corporation
Mr. McClane...  Prodigy Communications Corp.
Mr. Wilkins...  American Water Works
                  Company, Inc.

     There are no arrangements or understandings between any nominee or Director of Cullen/Frost and any other person regarding their selection as a Director or nominee.

     The only family relationships among the Directors or executive officers of Cullen/Frost that are first cousin or closer are those of Messrs. T. C. Frost and Patrick B. Frost, who are father and son, and Messrs. Harry H. Cullen and Isaac Arnold, Jr., who are first cousins.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      MEETINGS AND COMMITTEES OF THE BOARD
                      ------------------------------------

     The Cullen/Frost Board of Directors usually has four regularly scheduled quarterly meetings each year. In 2001 there were five meetings, except for the Audit Committee, which had six meetings in 2001. The Board has Executive, Audit, Compensation and Benefits, and Strategic Planning Committees. The Committees' functions and current members are as follows:

                                       EMPLOYEE
COMMITTEE/MEMBERS                       (Y)ES                           FUNCTION
-----------------                      --------                         --------
EXECUTIVE
      MEETINGS IN 2001: Four
  Richard W. Evans, Jr.                   Y       - Acts for the Board of Directors between meetings,
  Patrick B. Frost                        Y        except as limited by Board resolutions, the
  T. C. Frost                             Y       Company's Bylaws, or Texas law
AUDIT
      MEETINGS IN 2001: Six
  Isaac Arnold, Jr.                               - Reviews:
  Royce S. Caldwell                                Scope and results of outside audits
  Eugene H. Dawson, Sr.                            Independence of outside auditors
  Richard M. Kleberg, III                          Internal audits and loan reviews
                                                   Regulatory examinations
                                                   Financial reporting practices of Cullen/Frost
                                                  - Recommends choice for outside auditor
COMPENSATION AND BENEFITS
      MEETINGS IN 2001: Two
  Ruben M. Escobedo                               - Recommends compensation for certain officers
  Karen E. Jennings                               - Administrative committee for the Company's:
  Mary Beth Williamson                             Retirement Plan
  John C. Korbell                                  1983 and 1988 Non-Qualified Stock Option Plan
  (Advisory Director)                              Restricted Stock Plan
                                                   401(k) Stock Purchase Plan
                                                   1991 Thrift Stock Purchase Plan
                                                   1992 Stock Plan
                                                   2001 Stock Plan
                                                   Pre-Tax Benefit Plan
                                                   Group Medical and Life Insurance Plans
                                                   1997 Director Stock Plan
STRATEGIC PLANNING
      MEETINGS IN 2001: Four
  R. Denny Alexander                              - Analyzes strategic directions for the Company
  Isaac Arnold, Jr.                               - Monitors corporate mission statement and capital
  Royce S. Caldwell                               planning
  Eugene H. Dawson, Sr.                           - Reviews short-term and long-term goals
  Richard W. Evans, Jr.                   Y
  T. C. Frost                             Y
  James L. Hayne

     During 2001, all of the current Directors attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees on which he or she served.

     Directors who are Cullen/Frost employees receive no fees for their services as Directors or committee members. Outside Directors receive $7,500 as an annual retainer fee, $1,250 for each board meeting attended, and a fee of $750 for each committee meeting to which he or she has been appointed. The Chairman of the Audit Committee receives $1,500 for each Audit Committee meeting attended. Each Director also receives a grant of stock options each year (stock options in the amount of 4,000 shares were granted to each Director in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2001). In addition, all but one of our Directors receive fees for serving as Directors of Cullen/Frost's subsidiary bank, The Frost National Bank.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION
                 ----------------------------------------------

1. BOARD COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") maintains compensation programs for the Company's executive officers that further the Company's mission.

COMPENSATION POLICIES

     - Compensation levels should be competitive with the median of comparable financial organizations to attract and maintain a stable, successful management team;

     - Executives' total compensation packages should depend upon the level of success in meeting specified Company and individual performance goals;

     - Executive ownership of the Company's Common Stock should be encouraged to align executives' interests with shareholders' interests; and

     - Sustained superior performance by individual executives should be rewarded.

COMMITTEE FUNCTIONS

     - Comprised of three independent, non-employee directors and one independent, non-employee advisory director;

     - Develop compensation policies linked to strategic business objectives and Company values;

     - Approve, assess, and administer compensation programs in support of compensation policies; and

     - Review all salary arrangements and other remuneration for a group of senior executives.

     Each year an independent consultant engaged by the Committee provides a comprehensive analysis of competitive market data. The data compares the Company's compensation practices and programs to a group of comparator companies that have business operations, total assets, market capitalizations, and lines of business similar to the Company. These companies include, but are not limited to, the companies in the Standard & Poor's (S&P's) Major Regional Bank Index. The Committee has chosen not to use solely the S&P's Major Regional Bank Index as its comparator group for compensation purposes because detailed data for all senior executives at the banks comprising the index is not available.

     The S&P's Major Regional Bank Index was used for comparison of total shareholder return shown in the Performance Graph on page 15.

     Key elements of the Company's executive compensation are base salary, annual incentives, and long-term compensation. The Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits.

BASE SALARY

     - Represented 41% of total executive compensation in 2001.

     - Reviewed annually for each of the four highest-paid executives.

     - Based on subjective evaluation of individual performance, achievement, and contribution to growth.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     - May be adjusted to reflect competitive market levels following performance evaluations.

     - May be adjusted to attract and retain appropriate officers.

     - Company base salary levels were slightly above median market levels of comparator companies in 2001.

     - No merit increases were granted for executives in 2001 as a result of a salary freeze announced in September 2001.

ANNUAL INCENTIVES

     - Represented 14% of total executive compensation in 2001 (incentives paid in January 2001 for 2000 performance).

     - Promote and reward teamwork as measured by overall corporate performance and also recognize individual contributions.

     - No bonus pool established until Company achieves a predetermined level of financial performance, as established by the Committee.

     - Committee has authority to adjust the total bonus pool up or down by 20%.

     - No bonuses were awarded to any executive for 2001 performance because the Company failed to achieve the necessary level of financial performance.

LONG-TERM INCENTIVES

     - Represented 45% of total executive compensation in 2001.

     - Size of award depends on levels of responsibility, prior experience, individual performance, and compensation practices at comparator companies.

     - Current stock holdings and the magnitude of outstanding long-term incentives are not considered in making current awards.

STOCK OPTIONS

     - Primary long-term incentive vehicle.

     - Nonqualified stock options granted at a price not less than the fair market value of the Common Stock on the date of grant.

     - Size of stock option grants determined based on a percentage of annual base salary; may be adjusted based on Committee's subjective evaluation of individual factors and historical awards.

     - Committee's objective is to deliver a competitive award opportunity.

     - Number of options awarded varies from year to year.

RESTRICTED STOCK

     - Provides executives with immediate link to shareholder interests.

     - Helps maintain a stable executive team.

     - No restricted stock was granted to senior executives in 2001.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CEO COMPENSATION

     The Committee continued Mr. Evan's base salary at $550,000, which closely approximates the median level of CEOs at comparator companies. The Committee did not award Mr. Evans a bonus for 2001, since the Company failed to achieve the necessary level of financial performance. Mr. Evans was granted 175,000 options with an exercise price of $24.12 as detailed in the table on page 11. This award was slightly above the median level for CEOs of comparator companies. As of December 31, 2001, Mr. Evans had beneficial ownership of 489,728 shares of stock, which includes 307,200 shares of which he has a right to receive pursuant to presently exercisable options.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion. The Committee continues to review the impact of this tax code provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million. The Committee also believes it is in the Company's and shareholders' best interests to retain the discretionary evaluation of individual performance as provided in the annual incentive plan.

CONCLUSION

     The Committee believes that Cullen/Frost's executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The various compensation arrangements offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

     The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

      Ruben M. Escobedo, Chairman
      Karen E. Jennings
      John C. Korbell (Advisory Director)
      Mary Beth Williamson

2. COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Some of the members of the Compensation and Benefits Committee of Cullen/Frost, and some of these persons' associates, are current or past customers of one or more of the Company's subsidiaries. Since January 1, 2002, the transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business and have had substantially the same terms, interest rates, collateral, or risk as similar transactions with unaffiliated individuals. Additional transactions may take place in the future.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The table below gives information on compensation for the Senior Chairman of Cullen/Frost and the other three most highly compensated executive officers (the "named executive officers").

                                              ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                     -------------------------------------   -----------------------------------------------
NAME AND                                                    OTHER ANNUAL     RESTRICTED    STOCK OPTIONS        ALL OTHER
PRINCIPAL POSITION            YEAR    SALARY     BONUS     COMPENSATION(1)    STOCK(2)    (# OF SHARES)(3)   COMPENSATION(4)
------------------            ----   --------   --------   ---------------   ----------   ----------------   ---------------
T. C. Frost.................  2001   $ 30,000   $     --       $20,810        $     --          8,000            $31,372
  Senior Chairman             2000   $ 30,000   $     --       $27,902        $     --          8,000            $31,372
  Cullen/Frost                1999   $ 30,000   $     --       $21,691        $     --          8,000            $32,105
Richard W. Evans, Jr. ......  2001   $550,000   $     --       $27,920        $     --        175,000            $48,094
  Chairman & CEO              2000   $550,000   $400,000       $23,064        $     --        150,000            $44,920
  Cullen/Frost                1999   $491,667   $300,000       $ 8,175        $247,500        140,000            $23,980
Phillip D. Green............  2001   $275,000   $     --       $ 1,332        $     --         50,000            $ 4,856
  Chief Financial Officer     2000   $255,000   $125,000       $ 2,107        $     --         45,000            $ 6,679
  Cullen/Frost                1999   $238,333   $100,000       $ 1,867        $ 74,250         40,000            $ 6,776
Patrick B. Frost............  2001   $275,000   $     --       $ 2,364        $     --         40,000            $ 6,900
  President, San Antonio      2000   $260,000   $ 91,000       $ 2,084        $     --         40,000            $ 5,964
  Cullen/Frost                1999   $247,500   $ 74,300       $ 1,939        $ 74,250         40,000            $ 5,788

---------------

(1) Represents payments to compensate the employee for income taxes on elective deferrals and company matching contributions to Cullen/Frost's 1991 Thrift Stock Purchase Plan ("1991 Thrift Plan") and comparable benefits to the Company's 401(k) Stock Purchase Plan for all employees whose participation in the 401(k) Plan is limited by the IRS rules. This is approximately 32 employees for 2001. Mr. T.C. Frost's values represent the total reimbursement to him for taxes on life insurance premiums paid by the Company. Mr. Evans' values include $13,231 to reimburse him for taxes on life insurance premiums paid for by the Company and a $6,000 automobile allowance.

(2) Represents the dollar value of restricted stock awards, based on the closing market price of Cullen/Frost stock on grant date. The total number of restricted shares and their aggregate market value at December 31, 2001 were: Mr. T.C. Frost, 0 shares; Mr. Evans 20,000 shares valued at $617,500; Mr. Green 4,800 shares valued at $148,200; and, Mr. P. Frost 5,000 shares valued at $154,375. Aggregate market value is based on fair market value of $30.875 at December 31, 2001. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to shareholders of unrestricted shares. Stock awarded in 1998 and 1999 vests at the end of four years from the date of the award.

(3) Reflects adjustment for the 2-for-1 stock split in 1996 and 1999.

(4) Represents total and/or imputed income from certain insurance premiums paid by Cullen/Frost and the Company's contributions to the 1991 Thrift Plan. The amounts for insurance premiums and/or imputed income for 2001 and 2000 were $58,212 and $54,915 respectively. The Company's contribution to the 1991 Thrift Plan for these executives was $33,010 in 2001 and $34,020 in 2000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The following tables provide information on stock options for 2001 under the Cullen/Frost Bankers, Inc. 2001 Stock Plan to the named executive officers:

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                           NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK
                                          SECURITIES      OPTIONS/SARS                              PRICE APPRECIATION FOR
                                          UNDERLYING       GRANTED TO                                   OPTION TERM(2)
                                         OPTIONS/ SARS    EMPLOYEES IN    EXERCISE   EXPIRATION   --------------------------
                 NAME                       GRANTED      FISCAL YEAR(1)    PRICE        DATE          5%            10%
                 ----                    -------------   --------------   --------   ----------   -----------   ------------
T. C. Frost............................       8,000           0.5%         $24.12    10/21/2007   $    65,625   $    148,880
Richard W. Evans, Jr. .................     175,000          10.4%         $24.12    10/21/2007   $ 1,435,544   $  3,256,759
Phillip D. Green.......................      50,000           3.0%         $24.12    10/21/2007   $   410,155   $    930,503
Patrick B. Frost.......................      40,000           2.4%         $24.12    10/21/2007   $   328,124   $    744,402
All Shareholders.......................         N/A            N/A         $24.12    10/21/2007   $13,867,762   $314,612,223

---------------

(1) Based on 1,690,550 options granted to all employees in 2001.

(2) Shows potential realizable value at assumed annual rates for all shareholders based on 51,355,235 shares outstanding as of December 31, 2001. Gains on "All Shareholders" assume a base price of $30.875.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/
                                             SHARES                   OPTIONS/SARS AT FISCAL          SARS HELD AT FISCAL
                                            ACQUIRED                        YEAR-END(1)                   YEAR-END(2)
                                               ON        VALUE      ---------------------------   ---------------------------
                   NAME                     EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                   ----                     --------   ----------   -----------   -------------   -----------   -------------
T. C. Frost...............................  107,880    $3,870,020     367,200         24,000      $7,837,706     $  103,040
Richard W. Evans, Jr. ....................   16,764    $  526,104     307,200        471,000      $4,530,684     $2,080,335
Phillip D. Green..........................   14,400    $  415,544      79,600        137,000      $1,110,858     $  596,320
Patrick B. Frost..........................   11,548    $  326,231     145,100        122,000      $2,686,699     $  528,770

---------------

(1) Reflects 10% stock dividend in 1993 and 2-for-1 stock split in 1996 and 1999.

(2) Value of options based on fair market value of Company Common Stock of $30.875 as of December 31, 2001.

4. OTHER PLANS AND AGREEMENTS

  Retirement Plan and Restoration Plan

     Cullen/Frost has a non-contributory Retirement Plan and Trust for Employees of Cullen/Frost Bankers, Inc. and its Affiliates that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974. The Company also has a Restoration Plan that provides benefits in excess of the limits under Section 415 of the Internal Revenue Code and in excess of the limits on eligible earnings set by the Tax Reform Act of 1986; benefits are provided in connection with both the Retirement Plan and a previous employee stock ownership plan. The entire cost of the Retirement and Restoration Plans is supported by Cullen/Frost and its subsidiaries. Both of these plans were frozen effective December 31, 2001. There will be no additional accruals of compensation or service under either plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The Pension Plan Table below shows the anticipated annual benefit, computed on a straight line basis, payable under the frozen Retirement Plan and Restoration Plan upon the normal retirement of a vested executive officer of Cullen/Frost at age 65 after 15, 20, 25, 30, 35, 40, 45 and 50 years of credited service (as of December 31, 2001) at specified final average annual compensation levels.

                               PENSION PLAN TABLE

12/31/2001 FINAL
                                     YEARS OF SERVICE AS OF DECEMBER 31, 2001
AVERAGE        -------------------------------------------------------------------------------------
COMPENSATION      15         20         25         30         35         40         45         50
------------   --------   --------   --------   --------   --------   --------   --------   --------
  $175,000     $ 42,979   $ 57,306   $ 71,632   $ 85,958   $100,285   $111,222   $122,160   $133,097
   200,000       49,542     66,056     82,570     99,083    115,597    128,097    140,597    153,097
   225,000       56,104     74,806     93,507    112,208    130,910    144,972    159,035    173,097
   250,000       62,667     83,556    104,445    125,333    146,222    161,847    177,472    193,097
   300,000       75,792    101,056    126,320    151,583    176,847    195,597    214,347    233,097
   400,000      102,042    136,056    170,070    204,083    238,097    263,097    288,097    313,097
   450,000      115,167    153,556    191,945    230,333    268,722    296,847    324,972    353,097
   500,000      128,292    171,056    213,820    256,583    299,347    330,597    361,847    393,097
   550,000      141,417    188,556    235,695    282,833    329,972    364,347    398,722    433,097
   600,000      154,542    206,056    257,570    309,083    360,597    398,097    435,597    473,097
   650,000      167,667    223,556    279,445    335,333    391,222    431,847    472,472    513,097

     The frozen Retirement Plan provides a monthly benefit based on a percentage of an eligible employee's final average Compensation based on the highest three years of compensation during the last ten years of service prior to January 1, 2002. Included in "Compensation" according to the Retirement Plan are Salary, Overtime, Bonuses, Commissions, and Wages deferred for the Company 401(k) Plan or used to pay health care premiums, expenses, or parking under the Company Pre Tax Plan (IRS Section 125 Plan). Participants in the Plan are fully vested in their accrued benefits under the Plan upon attaining age 65 or after five years of service, whichever occurs first. Death benefits are provided to married participants who have completed five years of service. Normal retirement is at age 65, but early retirement is available starting at age 55. Early Retirement benefits are provided on a reduced basis. The benefit amounts listed in the table represent amounts payable from the plans and are not subject to any additional deduction for Social Security benefits or other offset amounts.

     The years of credited service under the Retirement Plan as of December 31, 2001 for each person named in the Summary Compensation Table on page 11 are: Mr.
T. C. Frost -- 52 years; Mr. Evans -- 31 years; Mr. P. Frost -- 17 years; and Mr. Green -- 21 years. Mr. T. C. Frost activated his retirement benefit effective July 1, 1994, but still remains an active employee.

     The Company also maintains a supplemental executive retirement plan (SERP). The plan provides for target retirement benefits, as a percentage of annual cash compensation, beginning at age 55. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced dollar-for-dollar by benefits received under the Retirement and Restoration Plans, described previously, and any Social Security benefits. Effective January 1, 2002, SERP benefits will also be reduced by the annuity equivalent of any account balance in the Company's Profit Sharing Plan at retirement. The Profit Sharing Plan was implemented by the Company effective January 1, 2002. Contributions to the Profit Sharing Plan will be made annually to each participant's account based on the profitability of the Company. The first contribution to the Profit Sharing Plan is expected to be made in early 2003.

     Mr. Evans currently participates in the SERP. At current salary levels, at age 60, Mr. Evans would receive $115,761 annually. This benefit has not been reduced by his Profit Sharing Plan account balance because Mr. Evans' account balance is currently $0.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Change in Control Agreements

     Cullen/Frost has change-in-control agreements with three of the four named executives above and other key employees. The main purposes of these agreements are: (i) to help executives evaluate objectively whether a potential change-in-control is in the best interests of shareholders; (ii) to help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change-in-control; and (iii) to maintain compensation and benefits comparable to those available from competing employers. "Change-in-control" includes an acquisition of 20 percent or more of Cullen/ Frost Common Stock by an individual, corporation, partnership, group, association, or other person; certain changes in the composition of the Board of Directors by 50 percent or more; or certain changes-in-control that must be reported to the Securities and Exchange Commission.

     Under the change-in-control agreements, Messrs. Evans, P. Frost, and Green could receive severance payments equal to three times their base salary and target bonus if their position is terminated by the Company within two years following a change-in-control , if the termination is for reasons other than cause, disability or retirement. "Cause" is generally defined in the agreements as an executive's (i) willful and continued failure to substantially perform his duties after delivery of a written demand for substantial performance, (ii) willful engagement in conduct materially injurious to Cullen/Frost or (iii) conviction of a felony. In addition, the change-in-control agreements provide that Messrs. Evans, P. Frost, and Green could receive severance payments described above if they terminate their employment for good reason within two years following a change-in-control. "Good reason" is generally defined in the agreements as the occurrence of one or more of the following events: (a) a significant change or reduction in the executive's responsibilities, (b) an involuntary transfer to a location that is 50 miles further than the distance between the executive's current residence and the company's headquarters, (c) a significant reduction in the executive's current compensation, (d) the failure of any successor to Cullen/Frost to assume the executive's change-in-control agreement, or (e) any failure by Cullen/Frost to terminate properly the executive's employment. The change-in-control agreements also provide for a continuation of certain employee benefits and a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments.

5. EXECUTIVE STOCK OWNERSHIP

     The table below lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the named executive officers and by all directors, nominees, and executive officers of Cullen/Frost as a group:

                                                                  SHARES OWNED(1,2)
                                                              -------------------------
                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                                                              OWNERSHIP(3)      PERCENT
                                                              ------------      -------
T. C. Frost.................................................    1,533,629(4,5)   2.92%
Richard W. Evans, Jr. ......................................      489,728        0.93%
Patrick B. Frost............................................      216,970(5,6)   0.41%
Phillip D. Green............................................      119,480        0.23%
All directors, nominees and executive officers as a Group
  (20 persons, including two advisory directors)............    4,100,321(7)     7.81%

---------------

(1) All balances reflect 2-for-1 stock split paid 1996 and 1999.

(2) Beneficial ownership is as of December 31, 2001 unless otherwise indicated. Beneficial ownership includes the following shares that the individual has a right to acquire pursuant to employee stock options exercisable within sixty
    (60) days from December 31, 2001, as follows: Mr. T. C. Frost 402,024; Mr. Richard W. Evans, Jr. 307,200; Mr. Patrick B. Frost 153,900; Mr. Phillip D. Green 79,600 and all executive officers and directors as a group 1,194,724.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(3) Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and investment power:
    Mr. T. C. Frost 44,471; Mr. Richard W. Evans, Jr. 34,115; Mr. Patrick B. Frost 15,309; and Mr. Phillip D. Green 20,261.

(4) Includes (a) 707,493 shares beneficially owned by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 334,452 shares beneficially owned by two trusts of which Mr. T.C. Frost is the trustee and (c) 10,174 shares beneficially owned by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager. Also includes 48,684 shares beneficially owned in the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(5) Beneficial ownership is as of January 31, 2002.

(6) Includes (a) 12,270 shares beneficially owned by Mr. Patrick B. Frost's children for which Mr. Patrick B. Frost is the custodian and (b) 630 shares beneficially owned by Mr. Patrick B. Frost's wife. Mr. Patrick B. Frost disclaims beneficial ownership of these shares.

(7) Includes 115,130 shares for which directors, nominees and named executive officers have both sole voting and investment power; 150,268 shares with shared voting and shared investment power with others; and 170,806 shares owned by two advisory directors.

                               PERFORMANCE GRAPH
                               -----------------

     The following performance graph compares the cumulative total shareholder return on Cullen/Frost Common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Standard & Poor's Major Regional Bank Index.

5 YEAR TOTAL SHAREHOLDER RETURN

                              [PERFORMANCE GRAPH]

              ----------------------------------------------------------------------------------------------------------------
                                                       1996        1997         1998         1999         2000         2001
              ----------------------------------------------------------------------------------------------------------------
               Cullen Frost                             $100      $186.42      $172.21      $165.93      $276.14     $209.50
               S&P 500                                  $100      $133.32      $171.33      $207.33      $188.42     $166.12
               S&P 500 Banks (Major Regional)           $100      $150.30      $165.98      $142.51      $182.28     $169.96

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     At December 31, 2001 the only shareholders known by the management of Cullen/Frost to own beneficially more than five percent of the outstanding shares of Cullen/Frost Common Stock were:

                                                                                   INVESTMENT
                                             VOTING AUTHORITY                      AUTHORITY                AMOUNT OF     PERCENT
                                      -------------------------------   --------------------------------    BENEFICIAL      OF
          NAME AND ADDRESS             SOLE      SHARED       NONE       SOLE       SHARED       NONE      OWNERSHIP(1)    CLASS
------------------------------------  -------   ---------   ---------   -------   ----------   ---------   ------------   -------
Cullen/Frost Bankers, Inc. .........  404,857   12,733(2)   1,071,881   381,246     44,680     1,063,545(2)   4,598,761    9.0%
P.O. Box 1600
San Antonio, Texas 78296

---------------

(1) Cullen/Frost owns no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/ Frost's subsidiary bank, The Frost National Bank. The Frost National Bank has reported that the securities registered in its name as fiduciary or in the names of various of its nominees are owned by many separate accounts. The accounts are governed by separate instruments which set forth the powers of the fiduciary with regard to the securities held.

(2) Excludes 3,109,290 shares held by participants in the Cullen/Frost 401(k) Stock Purchase Plan.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS
                    ---------------------------------------

     Some of the Directors and executive officers of Cullen/Frost, and some of these persons' associates, are current or past customers of one or more of the Company's subsidiaries. Since January 1, 2001, transactions between these persons and such subsidiaries have occurred, including borrowings. Other transactions have included the following:

          1. The offices of the Hulen Financial Center of The Frost National Bank are leased on a long-term basis from OPNB Building, a Texas joint venture. During 2001, lease payments of $671,336.59 were made by Frost Bank to OPNB Building J.V. Mr. R. Denny Alexander, a Director of Cullen/Frost, owns a 13.3 percent interest in OPNB Building J.V.

          2. The offices of the Leopard Financial Center of The Frost National Bank were renovated to accommodate a long-term lease with the City of Corpus Christi. During 2001, payment of $103,448.20 was made by Frost Bank to Fulton Construction Corporation/Coastcon Corp., a Joint Venture. Mr. Joe
     R. Fulton, a Director of Cullen/Frost, owns a 26.67 percent interest in Fulton Construction Corporation/ Coastcon Corp., a Joint Venture.

     In the opinion of management, all of the foregoing transactions, including borrowings, have been in the ordinary course of business and have had the same terms, interest rates, collateral, or risk as similar transactions with unaffiliated individuals. Additional transactions may take place in the future.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SELECTION OF AUDITORS
                             (ITEM 2 ON PROXY CARD)
                             ----------------------

     The Board of Directors recommends that the shareholders of the Company ratify the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Ernst & Young has audited the financial statements of Cullen/Frost since 1969.

     Neither Cullen/Frost's Articles of Incorporation nor Bylaws requires that the shareholders ratify the selection of Ernst & Young LLP as our independent auditors. Cullen/Frost is doing so because it believes it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young, but may retain such independent auditors. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that the change would be in the best interests of Cullen/Frost and its shareholders.

     Fees for the last fiscal year's annual Audit of Cullen/Frost (Audit Fees) were $379,065. Fees for all other services performed by Ernst & Young (All Other
Fees) were $501,724, which total included audit related fees of $382,032 and non-audit fees of $119,692. Audit related fees include audits of funds administered by the Financial Management Group, audits of Cullen/Frost's subsidiaries, audit procedures required by government regulation, and other required audit oriented services.

     Representatives from Ernst & Young LLP will not be present at the meeting. If any shareholder wants to ask them an appropriate question, management will ensure that the question is sent to the independent auditors and that an appropriate response is made directly to the shareholder.

                             AUDIT COMMITTEE REPORT
                             ----------------------

     The Audit Committee is established to assist the Board of Directors in fulfilling its oversight responsibility for Cullen/Frost's financial reporting process and systems of internal control. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 26, 2002, a copy of which is attached to this Proxy Statement as Annex
A. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the New York Stock Exchange.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also reviewed with Ernst & Young LLP, Cullen/Frost's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Cullen/Frost's accounting principles and such other matters as are required to be discussed with Ernst & Young under generally accepted auditing standards. In addition, The Audit Committee has discussed with Ernst & Young their independence from management and Cullen/Frost, including the matters in the written disclosures required by the Independence Standards Board, and have considered the compatibility of Ernst & Young's provision of non-audit services with Ernst & Young's independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cullen/Frost's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee of Cullen/Frost Bankers, Inc.

     Isaac Arnold, Jr.
      Royce S. Caldwell
      Eugene H. Dawson, Sr.
      Richard M. Kleberg, III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE
                              --------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission and the New York Stock Exchange relating to their ownership and changes in ownership of the Company's Common Stock. Based on information provided by the Company's directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 2001, except that in February 2002, due to inadvertent administrative oversight in the Corporate Secretary's office, each of T.C. Frost and Patrick B. Frost made a one day late filing relating to the exempt exercise of stock options.

                             SHAREHOLDER PROPOSALS
                             ---------------------

     To be eligible under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/Frost's proxy statement, proxy card, and presentation at Cullen/Frost's 2003 Annual Meeting of Shareholders (currently scheduled to be held on May 21, 2003), a proper shareholder proposal must be received by Cullen/Frost at its principal offices no later than December 20, 2002. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Cullen/Frost's 2002 Annual Meeting, timely notice thereof must be received by Cullen/Frost not less than 60 days nor more than 90 days before the meeting (for a May 21, 2003 meeting, notice is required by no later than March 21, 2003). If the date of the 2003 Annual Meeting is changed, this date will change. This notice must be in the manner and form required by Cullen/Frost's Bylaws.

                                 OTHER MATTERS
                                 -------------

     Management of Cullen/Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons named in the proxy will vote shares according to their best judgment unless they are instructed differently.

                                            By Order of the Board of Directors

                                            /s/ STAN McCORMICK
                                            STAN McCORMICK
                                            Corporate Secretary

Dated: April 18, 2002

     A copy of Cullen/Frost's 2001 Annual Report on Form 10-K is available without charge (except for exhibits) upon written request to Cullen/Frost Bankers, Inc., attention Greg Parker, 100 West Houston Street, San Antonio, Texas 78205.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER
                            -----------------------

STATEMENT OF PURPOSE

     The Audit Committee is established to assist the Board of Directors in fulfilling its oversight responsibility to current and future shareholders and others outside the corporate organization relating to:

     - The Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - The independence and performance of the Company's outside auditors and internal audit department.

     In addition, the Audit Committee shall provide for free and open communication among the outside auditors, the internal audit department, regulatory authorities, management, and the Board of Directors.

COMPOSITION AND MEETINGS

     The Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors each of whom shall be independent of management and the Company, free from any relationship that would interfere with the exercise of their independent judgment. Audit Committee members shall meet the requirements of the New York Stock Exchange and the FDIC Improvement Act (12 CFR 363). All members of the Committee shall be financially literate, able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A report of each meeting of the Committee shall be made to the Board of Directors at the Board's next meeting.

RESPONSIBILITIES AND DUTIES

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. These duties are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In discharging its oversight role, the Audit Committee is authorized to retain outside counsel, or other experts or consultants as the Committee may deem appropriate.

     The Audit Committee serves in an oversight capacity and as such does not provide expert or special assurance on the Company's financial statements.

          1. The Committee shall review and reassess this charter at least annually and obtain approval of the Board of Directors.

          2. The Committee shall annually review the independence of the outside auditors including discussion of relationships they have with the Company; compliance with the Company policy of not hiring from the outside auditors any partner or manager who worked on the Company's account during the prior three years; the matters included in the written disclosures required by the Independence Standards Board; and the compatibility of non-audit services with the auditor's independence. The outside auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Committee shall, on an annual basis, review and recommend to the Board of Directors the appointment or replacement of the outside auditors, subject to shareholders' approval.

          3. The Committee shall discuss with the internal auditors and the outside auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. With regard to
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                                       A-1

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     the outside auditors, the Committee shall review the resumes of the key partners and managers who work on the Company's account; the firm's quality control procedures; and the firm's most recent quality control review including steps taken to address any reported problems.

          4. The Committee shall discuss with management, the internal auditors, and the outside auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The Committee shall review and discuss legal matters that could have a significant impact on the Company's financial statements, the reasonableness of significant judgments by management, and significant audit and regulatory findings along with management's responses. The Committee shall meet privately with the internal auditors, the outside auditors, and regulatory authorities as appropriate, without members of management present.

          5. The Committee shall review the interim financial statements with management and the outside auditors prior to the filing of the Company's Quarterly Report on form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the outside auditors under generally accepted auditing standards.

          6. The Committee shall review with management and the outside auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments by management, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the outside auditors under generally accepted auditing standards.

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                                       A-2

                           o DETACH PROXY CARD HERE o
--------------------------------------------------------------------------------

        PLEASE BE CERTAIN THAT YOU
[ ]     HAVE DATED AND SIGNED THIS                  [X]
        PROXY. RETURN YOUR PROXY IN       VOTES MUST BE INDICATED
        THE ENCLOSED ENVELOPE.           (X) IN BLACK OR BLUE INK.

(1)  ELECTION OF DIRECTORS

        FOR all                WITHHOLD AUTHORITY           *EXCEPTIONS: FOR
     nominees listed        to vote for all nominees      all nominees except
         below                    listed below             those listed below
          [ ]                          [ ]                         [ ]

CLASS III: R. Denny Alexander, Eugene H. Dawson, Sr., Ruben M. Escobedo, Joe R.
           Fulton, Ida Clement Steen.

*Exceptions
           ----------------------------------------------------

To change your address, please mark this box.      [ ]

(2) To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2002.

                     FOR         AGAINST        ABSTAIN
                     [ ]           [ ]            [ ]

                                             SCAN LINE


                                        Signature should correspond with the
                                        printed name appearing hereon. When
                                        signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.


                                Date   Share Owner sign here  Co-Owner sign here
                                ----------------------------  ------------------

                                ----------------------------  ------------------


                                      3994

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                          OF CULLEN/FROST BANKERS, INC.

     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on May 22, 2002, and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


             (Continued and to be dated and signed on the reverse.)



                                       CULLEN/FROST BANKERS, INC.
                                       P.O. BOX 11225
                                       NEW YORK, N.Y. 10203-0225

                           o DETACH PROXY CARD HERE o
--------------------------------------------------------------------------------

        PLEASE BE CERTAIN THAT YOU
[ ]     HAVE DATED AND SIGNED THIS                       [X]
        PROXY. RETURN YOUR PROXY IN           VOTES MUST BE INDICATED
        THE ENCLOSED ENVELOPE.               (X) IN BLACK OR BLUE INK.

(1)  ELECTION OF DIRECTORS

         FOR all              WITHHOLD AUTHORITY          *EXCEPTIONS: FOR
     nominees listed      to vote for all nominees      all nominees except
         below                  listed below             those listed below

          [ ]                          [ ]                         [ ]

CLASS III: R. Denny Alexander, Eugene H. Dawson, Sr., Ruben M. Escobedo, Joe R.
           Fulton, Ida Clement Steen.

*Exceptions
           ----------------------------------------------------

To change your address, please mark this box.      [ ]

(2) To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2002.

                     FOR         AGAINST        ABSTAIN

                     [ ]           [ ]            [ ]


                                             SCAN LINE


                                        Signature should correspond with the
                                        printed name appearing hereon. When
                                        signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.

                                Date   Share Owner sign here  Co-Owner sign here
                                ----------------------------  ------------------

                                ----------------------------  ------------------


                                      3995

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                         OF CULLEN/FROST BANKERS, INC.

     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on May 22, 2002, and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


             (Continued and to be dated and signed on the reverse.)



                                       CULLEN/FROST BANKERS, INC.
                                       P.O. BOX 11228
                                       NEW YORK, N.Y. 10203-0228